Exhibit 32.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of the
Sarbanes-Oxley Act of 2002

I, Peter F. Sorci, the acting principal financial officer of Ecology and Environment Inc. (the "Company") hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that the Form 10-Q of the Company for the first quarter ended November 2, 2019 accompanying this certification (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.  This Certification is made to comply with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

ECOLOGY AND ENVIRONMENT INC.

Date:	December 17, 2019	/s/ Peter F. Sorci
Peter F. Sorci
Acting Chief Financial Officer